Exhibit 5.1


                         [Letterhead of Wakefield Quin]






                                November 16, 2001

Glengarry Holdings Limited
P.O. Box HM 1154
10 Queen Street
Hamilton, HMEX, Bermuda

Dear Sirs:

         We have acted as special legal counsel in Bermuda to Glengarry Holdings Limited, a Bermuda company, (the "Company") in connection with the transactions described in the Registration Statement on Form F-3 filed with the United States Securities and Exchange Commission on November __, 2001 (the "Registration Statement").

         For the purposes of giving this opinion, we have examined and relied upon a copy of the Registration Statement.

         We also have reviewed a copy of the memorandum of association and the bye-laws of the Company and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinions set forth below.

         We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda.

         The Registration Statement contemplates the sale by the Selling Shareholders (as referred to in the Registration Statement ) of common shares in the Company issued to the Selling Shareholders in exchange for the shares of Online Advisory Limited, a company organized under the laws of England and Wales. Such shares are hereinafter referred to as the "Relevant Shares."

         On the basis of and subject to the foregoing, it is our opinion that when the Relevant Shares are issued in the manner described in the Registration Statement, the Relevant Shares will have been validly issued, fully paid and not subject to further calls.

         We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under
Section 7 of the United States Securities Act of 1933 and the rules and regulations of the United States Securities and Exchange Commission thereunder.

                                                      Yours faithfully,

                                                      /s/ Wakefield Quin
                                                      --------------------
                                                      Wakefield Quin